ARTICLES OF INCORPORATION
                                       OF
                                EZ BANCORP, INC.


         Pursuant to the provisions of Act 284, Public Acts of 1972, as amended, the undersigned corporation executes the following Articles:

                                    ARTICLE I

The name of the Corporation is eZ Bancorp, Inc.

                                   ARTICLE II

         The purpose, or purposes, for which the Corporation is organized is to engage in the business of a bank holding company to be registered under the Bank Holding Company Act of 1956, being 12 U.S.C. sections 1841 to 1850 (as amended from time to time, and including any successor statutes) and, without in any way being limited by the foregoing specific purpose, to engage in any activity within the purposes for which corporations may be organized under the Business Corporation Act of Michigan.

                                   ARTICLE III

         The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is Ten Million (10,000,000) shares, of which Nine Million (9,000,000) shares shall be common stock and One Million (1,000,000) shares shall be series preferred stock.

         The authorized shares of common stock are all of one class with equal voting power, and each share shall be equal to every other share.

         The shares of preferred stock may be divided into and issued in one or more series. The Board of Directors is hereby authorized to cause the preferred stock to be issued from time to time in one or more series, with such designations and such relative voting, dividend, liquidation and other rights, preferences and limitations as shall be stated and expressed in the resolution or resolutions providing for the issue of such preferred stock adopted by the Board of Directors. The Board of Directors by vote of a majority of the whole Board is expressly authorized to adopt such resolutions and issue such stock from time to time as it may deem desirable.

                                   ARTICLE IV

         The address of the registered office and mailing address is 3600 Telegraph Road, Bingham Farms, Michigan 48025. The name of the resident agent is "The Corporation Company."


                                    ARTICLE V

         The name(s) and address(es) of the incorporator(s) is (are) as follows:

Name                               Residence or Business Address
----                               -----------------------------

John W. Abbott                     363 Walbridge
                                   East Lansing MI 48823 (Residence)

Richard J. Benson                  11990 Schavey Road
                                   Dewitt, MI 48820 (Residence)

Rick L. Laber                        11549 Stone Bluff Drive
                                     Grand Ledge, MI 48837 (Residence)

Jack G. Nimphie                      179 Newman Road
                                     Willamston, MI 48895 (Residence)

Sally A. Peters                      968 Whittier Drive
                                     East Lansing, MI 48823 (Residence)

C. Wayne Weaver                      1137 Norfolk Circle
                                     Grand Ledge, MI 48837 (Residence)



                                   ARTICLE VI

         When a compromise or arrangement or a plan of reorganization of the Corporation is proposed between the Corporation and its creditors, or any class of them, or between the Corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of the Corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the Corporation, may order a meeting of the creditors, or class of creditors, or of the shareholders, or class of shareholders, to be affected by the proposed compromise, arrangement, or reorganization, to be summoned in such manner as the court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise, arrangement, or reorganization, agree to a compromise or arrangement or to a reorganization of the Corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders, and also on the Corporation.

                                   ARTICLE VII

         No director of the Corporation shall be personally liable to the Corporation or any of its shareholders for monetary damages for a breach of fiduciary duty as a director. However, this Article VII shall not eliminate or limit the liability of a director for any breach of duty, act or omission for which the elimination or limitation of liability is not permitted by the Michigan Business Corporation Act, as amended from time to time. No amendment, alteration, modification, repeal or adoption of any provision in these Articles of Incorporation inconsistent with this Article VII shall have any effect to increase the liability of any director of the Corporation with respect to any act or omission of such director occurring prior to such amendment, alteration, modification, repeal or adoption.

                                  ARTICLE VIII

         Directors and executive officers of the Corporation shall be indemnified as of right to the fullest extent now or hereafter permitted by law in connection with any actual or threatened civil, criminal, administrative or investigative action, suit or proceeding (whether brought by or in the name of the Corporation, a subsidiary or otherwise) in which a director or executive officer is a witness or which is brought against a director or executive officer in his or her capacity as a director, officer, employee, agent or fiduciary of the Corporation or of any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which the director or executive officer was serving at the request of the Corporation. Persons who are not directors or executive officers of the Corporation may be similarly indemnified in respect of such service to the extent authorized at any time by the Board of Directors of the Corporation. The Corporation may purchase and maintain insurance to protect itself and any such director, executive officer or other person against any liability asserted against him or her and incurred by him or her in respect of such service whether or not the Corporation would have the power to indemnify him or


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

her against such liability by law or under the provisions of this Article. The provisions of this Article shall be applicable to actions, suits or proceedings, arising from acts or omissions occurring after the filing of these Articles of Incorporation with the Corporation, Securities, and Land Development Bureau of the Michigan Department of Consumer and Industry Services, and to directors, executive officers and other persons who have ceased to render such service, and shall inure to the benefit of the heirs, executors and administrators of the directors, executive officers and other persons referred to in this Article. The right of indemnity provided pursuant to this Article shall not be exclusive and the Corporation may provide indemnification to any person, by agreement or otherwise, on such terms and conditions as the Board of Directors may approve that are not inconsistent with the Michigan Business Corporation Act (or other law). Any amendment, alteration, modification, repeal or adoption of any provision in the Articles of Incorporation inconsistent with this Article VIII shall not adversely affect any indemnification right or protection of a director or executive officer of the Corporation existing at the time of such amendment, alteration, modification, repeal or adoption.

                                   ARTICLE IX

         SECTION 1. AUTHORITY AND SIZE OF BOARD. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors. The number of directors of the corporation that shall constitute the Board of Directors shall be not less than six (6) and not more than ten (10), and shall be determined from time to time by resolution adopted by the affirmative vote of:

             A. At least eighty percent (80%) of the Board of Directors, and

             B. A majority of the Continuing Directors (as hereinafter defined).

         SECTION 2. CLASSIFICATION OF BOARD AND FILLING OF VACANCIES. Subject to applicable law, the directors shall be divided into three (3) classes, each class to be as nearly equal in number as possible. At each annual meeting of shareholders, the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting and until their successors shall be duly elected and qualified or their resignation or removal. Any vacancies in the Board of Directors for any reason, and any newly created directorships resulting from any increase in the number of directors, may be filled only by the Board of Directors, acting by an affirmative vote of a majority of the Continuing Directors (as hereinafter defined) and an eighty percent (80%) majority of all of the directors then in office, although less than a quorum, and any director so chosen shall hold office until the next election of the class for which the director was chosen and until his successor shall be duly elected and qualified or his resignation or removal. No decrease in the number of directors shall shorten the term of any incumbent director.

         SECTION 3. REMOVAL OF DIRECTORS. Notwithstanding any other provisions of these Articles of Incorporation or the Bylaws of the corporation (and notwithstanding the fact that some lesser percentage may be specified by law or by these Articles of Incorporation or the Bylaws of the corporation), any one or more directors of the corporation may be removed at any time, with or without cause, but only by either (i) the affirmative vote of a majority of the Continuing Directors and at least eighty percent (80%) of the Board of Directors or (ii) the affirmative vote, at a meeting of the shareholders called for that purpose, of the holders of at least eighty percent (80%) of the voting power of the then outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors (the "Voting Stock") voting together as a single class.

         SECTION 4. CERTAIN DEFINITIONS. For the purposes of this Article IX:

               A. A "person" shall mean any individual, firm, corporation or other entity.

               B. "Interested Shareholder" shall mean any person, other than the corporation or any Subsidiary, who or which:


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
                         (i) is the beneficial owner, directly or indirectly, of
                    ten percent (10%) or more of the voting power of the outstanding Voting Stock; or

                        (ii) is an Affiliate of the  corporation and at any time
                    within the two (2) year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of ten percent (10%) or more of the voting power of the then outstanding Voting Stock; or

                        (iii) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two (2) year period immediately prior to the date in question beneficially owned by any Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

               C. A person shall be a "beneficial owner" of any Voting Stock:

                        (i)  which  such  person  or any of  its  Affiliates  or
                    Associates  (as  hereinafter  defined)   beneficially  owns,
                    directly or indirectly; or

                        (ii) which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

                        (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

              D. For the purposes of determining whether a person is an Interested Shareholder pursuant to paragraph B of this Section 4, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph C of this
          Section 4 but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

              E. "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on the date this Article of the Articles of Incorporation is filed with the Corporation, Securities and Land Development Bureau of the Michigan Department of Consumer and Industry Services.

              F. "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the corporation; provided, however, that for the purposes of the definition of Interested Shareholder set forth in paragraph B of this
          Section 4, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the corporation.

              G. "Continuing Director" means any member of the Board of Directors of the Corporation (the "Board") who is unaffiliated with the Interested Shareholder and was a member of the Board prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Continuing Director who is unaffiliated with the Interested Shareholder and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the Board.

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

         SECTION 5. POWERS OF CONTINUING DIRECTORS. A majority of the Continuing Directors of the corporation shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article IX, including without limitation (i) whether a person is an Interested Shareholder, (ii) the number of shares of Voting Stock beneficially owned by any person and (iii) whether a person is an Affiliate or Associate of another; and the good faith determination of a majority of the Continuing Directors on such matters shall be conclusive and binding for all the purposes of this Article IX.

         SECTION 6. NOMINATIONS FOR BOARD. Nominations for the election of directors may be made by the Board of Directors or by a shareholder entitled to vote in the election of directors. A shareholder entitled to vote in the election of directors, however, may make such a nomination only if written notice of such shareholder's intent to do so has been given, either by personal delivery or by United States mail, postage prepaid, and received by the Corporation (a) with respect to an election to be held at an annual meeting of shareholders, not later than sixty (60) nor more than ninety (90) days prior to the first anniversary of the preceding year's annual meeting (or, if the date of the annual meeting is changed by more than twenty (20) days from such anniversary date, within ten (10) days after the date the Corporation mails or otherwise gives notice of the date of such meeting), and (b) with respect to an election to be held at a special meeting of shareholders called for that purpose, not later than the close of business on the tenth (10th) day following the date on which notice of the special meeting was first mailed to the shareholders by the Corporation.

         Each shareholder's notice of intent to make a nomination shall set forth: (i) the name(s) and address(es) of the shareholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the shareholder (a) is a holder of record of stock of the Corporation entitled to vote at such meeting, (b) will continue to hold such stock through the date on which the meeting is held, and (c) intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to Regulation 14A promulgated under Section 14 of the Securities Exchange Act of 1934, as amended, as now in effect or hereafter modified; and
(v) the consent of each nominee to serve as a director of the Corporation if so elected. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the qualifications of such proposed nominee to serve as a director.

         No person shall be eligible for election as a director unless nominated
(i) by a shareholder in accordance with the foregoing procedure or (ii) by the Board of Directors.

                                    ARTICLE X

         The Board of Directors of the Corporation shall submit for consideration and vote by the shareholders, at any meetings of the shareholders, only those proposals that are first brought before the meeting by or at the direction of the Board of Directors, or by any shareholder entitled to vote at such meeting (a) who submits to the Corporation a timely Notice of Proposal in accordance with the requirements of this Article X and the proposal is a proper subject for action by shareholders under Michigan law, or (b) whose proposal is included in the Corporation's proxy materials in compliance with all the requirements set forth in the applicable rules and regulations in the Securities and Exchange Commission.

         Each shareholder's Notice of Proposal shall set forth:

              (a) The name and address of the shareholder submitting the proposal, as they appear on the Corporation's books and records;

              (b) A representation that the shareholder (i) is a holder of record of stock of the Corporation entitled to vote at such meeting,
          (ii) will continue to hold such stock through the date on which the meeting


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

          is held, and (iii) intends to appear in person or by proxy at the meeting to submit the proposal for shareholder vote;

              (c) A brief description of the proposal desired to be submitted to the meeting for shareholder vote and the reasons for conducting such business at the meeting; and

              (d) A description of any financial or other interest of such shareholder in the proposal.

         A Notice of Proposal must be given, either by personal delivery or by United States mail, postage prepaid, and received by the Corporation (a) with respect to a proposal to be presented at an annual meeting of shareholders, not later than sixty (60) nor more than ninety (90) days prior to the first anniversary of the preceding year's annual meeting (or, if the date of the annual meeting is changed by more than twenty (20) days from such anniversary date, within ten (10) days after the date the Corporation mails or otherwise gives notice of the date of such meeting), and (b) with respect to a proposal to be presented at a special meeting of shareholders, not later than the close of business on the tenth (10th) day following the date on which notice of the special meeting was first mailed to the shareholders by the Corporation.

         The secretary of the Corporation shall notify a shareholder in writing whether his or her Notice of Proposal has been made in accordance with all the requirements of this Article X. The chairman of the meeting may refuse to acknowledge the proposal of any shareholder not made in compliance with all such requirements.

                                   ARTICLE XI

         Except as otherwise required by law, any action required or permitted to be taken by any stockholders of the corporation must be effected at a duly called annual or special meeting of such stockholders and may not be effected by any consent in writing by such stockholders. Except as may be otherwise required by law, special meetings of stockholders of the corporation may be called only by the Board of Directors or the Chairman of the Board.

                                   ARTICLE XII

         Notwithstanding anything contained in these Articles of Incorporation to the contrary, the affirmative vote of at least 80% of the outstanding shares of voting stock of the corporation, voting as a single class, shall be required to amend or repeal Article IX, Article X, Article XI, or Article XII of these Articles of Incorporation or to adopt any provision inconsistent therewith, unless, such amendment or repeal or inconsistent provision has been recommended for approval by at least 80% of all directors then holding office and by a majority of the Continuing Directors. The term "Continuing Directors" is defined in Article IX.

                                  ARTICLE XIII

         SECTION 1. MATTERS TO BE EVALUATED. The Board of Directors of this corporation shall not approve, adopt or recommend any offer of any person or entity, other than the corporation, to make a tender or exchange offer for any capital stock of the corporation, to merge or consolidate the corporation with any other entity or to purchase or otherwise acquire all or substantially all of the assets or business of the corporation unless and until the Board of Directors shall have first evaluated the offer and determined that the offer would be in compliance with all applicable laws and that the offer is in the best interests of the corporation and its shareholders. In connection with its evaluation as to compliance with laws, the Board of Directors may seek and rely upon an opinion of legal counsel independent from the offeror and it may test such compliance with laws in any state or federal court or before any state or federal administrative agency which may have appropriate jurisdiction. In connection with its evaluation as to the best interests of the corporation and its shareholders, the Board of Directors shall consider all factors which it deems relevant, including without limitation: (i) the adequacy and fairness of the consideration to be received by the corporation and/or its shareholders under the offer considering historical trading prices of the corporation's stock, the price that might be achieved in a negotiated sale of the corporation as a whole, premiums over trading prices which


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have been proposed or offered with respect to the securities of other  companies in the past in connection with similar offers and the future prospects for this corporation and its business; (ii) the potential social and economic impact of the offer and its consummation on this corporation, and its subsidiaries and their respective employees, depositors and other customers and vendors; (iii) the potential social and economic impact of the offer and its consummation on the communities in which the corporation and any subsidiaries operate or are located; (iv) the business and financial condition and earnings prospects of the proposed acquiror or acquirors; and (v) the competence, experience and integrity of the proposed acquiror or acquirors and its or their management.

         SECTION 2. AMENDMENT, REPEAL, ETC. Notwithstanding any other provision of these Articles of Incorporation or the Bylaws of the corporation to the contrary (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the Bylaws of the corporation), the affirmative vote of the holders of eighty percent (80%) or more of the outstanding shares of capital stock entitled to vote for the election of directors, voting together as a single class, shall be required to amend or repeal this Article XIII, or adopt any provision inconsistent with this Article XIII; provided, however, that this Article XIII shall be of no force or effect if the proposed amendment, repeal or other action has been recommended for approval by at least eighty percent (80%) of all directors then holding office.



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     I,  (We),  the  incorporator(s)  sign  my  (our)  name(s)  this  7th day of
November, 2000.



/s/ Jack G. Nimphie                      /s/ Rick L. Laber
--------------------------------         ------------------------------------
Jack G. Nimphie                          Rick L. Laber


/s/ C. Wayne Weaver                      /s/ John W. Abbott
--------------------------------         ------------------------------------
C. Wayne Weaver                          John W. Abbott


/s/ Sally A. Peters                      /s/ Richard L. Benson
--------------------------------         ------------------------------------
Sally A. Peters                          Richard L. Benson


Name of person or organization           Preparer's name and business telephone
remitting fees:                          number:

EBC Development, LLC                     Rick L. Laber
                                         (517) 622-5595




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